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                                                                     EXHIBIT 5.1





                                October 19, 1999




Plum Creek Timber Company, Inc.
999 Third Avenue
Suite 2300
Seattle, Washington  98104

        Re:     Plum Creek Timber Company, Inc.
                Registration on Form S-3

Ladies and Gentlemen:

               We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of 5,750,000 shares (including 750,000 shares subject to an over-allotment option) (the "Shares") of its Common Stock, par value $.01 per share (the "Common Stock"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on August 4, 1999 under the Act, and Amendment No.1 thereto, as filed with the Commission on October 19, 1999 (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. as representatives of the several underwriters named therein (the "Underwriters"); (iii) the Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and


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Plum Creek Timber Company, Inc.
October 19, 1999
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Restated By-Laws of the Company, as presently in effect; (v) a specimen certificate representing the Common Stock; and (vi) resolutions of the Board of Directors of the Company and drafts of resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee") in each case relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware. We do not express any opinion as to any other laws.

               Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Draft Resolutions have been adopted by the Pricing Committee; (ii) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (iii) the Underwriting Agreement has been duly executed and delivered; and (iv)


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Plum Creek Timber Company, Inc.
October 19, 1999
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certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein, or of any subsequent changes in applicable law.

                                  Very truly yours,


                                  Skadden, Arps, Slate, Meagher & Flom LLP